Exhibit 99.1

WATERWORKS TO JOIN RH CREATING THE FIRST FULLY INTEGRATED LUXURY HOME PLATFORM IN THE WORLD

Danbury, Conn. and Corte Madera, Calif.—April 12, 2016—Waterworks, the premier luxury bath and kitchen brand founded in 1978 by Barbara and Robert Sallick, and now led by Chief Executive Officer Peter Sallick since 1993, today announced it has chosen to join forces with RH—creating the first fully integrated luxury home platform in the world—offering a complete collection for every room of the home, in every channel, to both design professionals and consumers. Peter Sallick and Ralph Bennett, President, will continue to lead the Waterworks brand independently along with the rest of the leadership team from their headquarters in Danbury, Connecticut.

Waterworks has long been the definition of the well-appointed bath, and is the only complete bath and kitchen business offering fittings, fixtures, furniture, furnishings, accessories, lighting, hardware and surfaces under one brand in the market. Waterworks is comprised of the Waterworks, Waterworks Kitchen and Waterworks Studio brands, all built on a foundation of impeccable style, design integrity, quality and craftsmanship. Waterworks products are sold through its 15 showrooms in the U.S. and U.K., as well as its boutique retail partners, hospitality division and online. The Company prides itself on its deep relationships in the design community and the technical expertise and tenure of its people.

Peter Sallick, Waterworks Chief Executive Officer commented, “We enter this new partnership with a great sense of excitement and pride. We have come to know RH, led by its Chairman and Chief Executive Officer, Gary Friedman, as a special company with both the scale to make a difference and the high touch and creative leadership to see the world at a personal level. We’ve admired RH for their unique partnerships with designers and artisans from around the globe, their ability to reimagine the retail experience through the adaptive reuse of historic and architecturally iconic buildings, and for the passion and innovation they bring to our market.”

Mr. Sallick continued, “We believe the combined capabilities of our two organizations creates an opportunity to amplify the authentic and special brand we have built and accelerate the pursuit of our vision to build the most innovative and inspirational bath and kitchen brand in the world. Together, we will create a dramatic path toward long term growth and value for our brand, people, customers and suppliers.”

Barbara Sallick, Waterworks co-founder and Senior Vice President of Design stated, “We look forward to our partnership with RH founded upon our mutual respect for great design, artisanal craftsmanship and product innovation. Together with the RH team, whose creativity and market leadership are inspiring, we expect to grow the Waterworks brand in the luxury space while continuing to provide exemplary service to our clients. Robert and I founded Waterworks 38 years ago following in the footsteps of my entrepreneurial father who opened a plumbing supply business in Danbury, Connecticut in 1925. With RH at our side, we anticipate the rewarding adventure of building our company for many generations to come.”

Ralph Bennett, Waterworks President added, “We believe RH is the most significant brand being built in the home market today, creating extraordinary opportunities for us to collaborate and benefit from their unique and growing platform. As a combined organization, we look forward to extending and expanding our passion, product offer and commitment to outstanding service to our incredibly valuable clients.”

Gary Friedman, RH Chairman and Chief Executive Officer commented, “There are certain brands that define their categories, like Hermès, Tiffany, Apple, Range Rover and Ralph Lauren, and we believe that Waterworks is one such brand. We have long held great admiration and respect for the esteemed brand and business the Sallicks have built, and feel honored and privileged to be partnering with the entire Waterworks team, as we combine forces to further redefine the industry.”

Mr. Friedman concluded, “We are thrilled to add this prestigious brand to our product platform, as it not only positions RH as an authority in two of the most important rooms of the home—the bath and kitchen—but also creates the first fully integrated luxury home platform in the world. There are very few opportunities to partner with a well-managed, growing, double-digit EBITDA margin brand such as Waterworks. This partnership represents a key opportunity to drive long-term growth and value creation for our shareholders.”

The transaction is valued at approximately $117 million, which is subject to changes in working capital and other adjustments, and will be funded from RH’s existing cash balances. Subject to customary closing conditions, the transaction is expected to close during the second quarter of fiscal 2016 and until that time the two businesses will continue to operate as separate entities. Upon completion of the transaction, Waterworks is expected to be accretive to RH’s fiscal 2016 earnings. RH will provide additional information to investors concerning the anticipated financial impact of the transaction when the Company reports first quarter fiscal 2016 financial results.

In connection with the transaction, Peter Sallick and Ralph Bennett have agreed to invest in continuing equity interests in the Waterworks business, which creates additional incentives for management to continue to drive growth and profitability of the business in future periods.

About Waterworks

Co-Founded in 1978 by Barbara and Robert Sallick, Waterworks is based firmly upon a foundation and commitment to design authenticity and excellence. Led since 1993 by son, Peter Sallick, Chief Executive Officer, Waterworks brings impeccable style and artisanal quality craftsmanship to bathrooms and kitchens around the world. Each product has a story to tell and is created through a unique collaboration involving in-house and outside designers, craftsman, artisans, and manufacturers. Highly regarded as a premier design resource, its exclusive designs now encompass bath and kitchen fittings, fixtures, furniture, furnishings, accessories, lighting, hardware and surfaces. Waterworks products can be found in 15 showrooms across the US and UK. Expanded distribution channels include: boutique retail partners, a growing e-commerce business, as well a residential and hospitality business across North America, Asia and Europe.

About RH

RH (Restoration Hardware Holdings, Inc.—NYSE:RH) is a curator of design, taste and style in the luxury lifestyle market. The Company offers collections through its Retail Galleries, Source Books and online at RH.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws including statements related to the anticipated timing of the closing of the transaction, the expected benefits of the minority equity in the business to be retained by certain members of the Waterworks management team, the expected benefits to be achieved from the acquisition of the Waterworks business by RH including the creation of the first fully integrated luxury platform for the home, the comprehensive scope of the merchandise assortments to be offered by the combined company and the expectation that Waterworks will be accretive to RH’s fiscal 2016 earnings, and any statements or assumptions underlying any of the foregoing. You can identify forward looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, that any acquisition of a new business is subject to operational and other risks of integration and post closing operation; our ability to retain key personnel; successful implementation of our growth strategy; general economic conditions and the impact on consumer confidence and spending; changes in customer demand for our products; our ability to anticipate consumer preferences and buying trends, and maintaining our brand promise to customers; changes in consumer spending based on weather and other conditions beyond our control; risks related to the number of new business initiatives we are undertaking; our ability to obtain our products in a timely fashion or in the quantities required; our ability to employ reasonable and appropriate security measures to protect personal information that we collect; our ability to support our growth with appropriate information technology systems; risks related to “conflict minerals” compliance and its impact on sourcing, if any, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Restoration Hardware Holdings’ Form 10-K most recently filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.restorationhardware.com and on the SEC website at www.sec.gov. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contact

RH

Cammeron McLaughlin

415-945-4998

cmclaughlin@rh.com

Press Contacts

RH

Katya Sorokko Spencer

415-945-3598

ksorokko@rh.com